Exhibit 5.1

E:	lou@bevilacquapllc.com
T:	202.869.0888
W:	bevilacquapllc.com

December 21, 2022

Smart for Life, Inc.

990 S Rogers Circle, Suite 3

Boca Raton, Florida 33487

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Smart for Life, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2022 (as amended, the “Registration Statement”), relating to the registration of 58,853,719 shares of common stock, par value $0.0001 per share, of the Company to be sold by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”), comprised of: (i) 1,282,896 shares of common stock (the “Shares”) issued to the Selling Stockholders; (ii) 6,296,035 shares of common stock (the “Prefunded Warrant Shares”) issuable upon the exercise of prefunded warrants issued to the Selling Stockholders at an exercise price of $0.0001 per share (the “Prefunded Warrants”); (iii) 48,369,076 shares of common stock (the “Restated Warrant Shares”) issuable upon the exercise of amended and restated warrants issued to the Selling Stockholders at an exercise price of $0.35 per share (the “Restated Warrants”); and (iv) up to an additional 2,905,712 shares of common stock (the “Adjustment Shares” and together with the Shares, the Prefunded Warrant Shares and the Restated Warrant Shares, the “Registered Securities”) that may be issuable to the Selling Stockholders upon the occurrence of certain adjustments to the Prefunded Warrants. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Registered Securities.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and had the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares were duly authorized, legally and validly issued, and are fully paid and nonassessable; (ii) the Prefunded Warrant Shares, when issued upon exercise of the Prefunded Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (iii) the Restated Warrant Shares, when issued upon exercise of the Restated Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; and (iv) the Adjustment Shares, if and when issued in accordance with the terms of the Prefunded Warrants, will be will be legally and validly issued, fully paid and nonassessable.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 December 21, 2022

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

The opinions we express herein are limited to matters involving the General Corporation Law of the State of Delaware as currently in effect. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Registered Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC